UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.         Changes in Registrant’s Certifying Accountant.

(a)           On August 11, 2010, the Audit Committee of the Board of Directors of BIO-key International, Inc. (the “Company”) dismissed CCR LLP (“CCR”) as the Company’s independent registered public accounting firm.  The reports issued by CCR on their audit of the Company’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports issued by CCR on their audit of the Company’s financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2009 included an explanatory paragraph in their opinion for such years as to the substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date hereof, there were no disagreements with CCR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to CCR’s satisfaction, would have caused them to make reference to the subject matter in connection with their report of the Company’s financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for a disagreement with CCR regarding revenue recognition principles related to a software license arrangement with one of the Company’s customers.  Specifically, during the Company’s preparation of its quarterly report on Form 10-Q for the quarter ended June 30, 2010, CCR informed the Company that it believed that all revenue related to a contract awarded to the Company during the quarter for the deployment of the Company’s WEB-key software to one of the nation’s foremost organizations specializing in transfusion medicine and related services for donor identification purposes would need to be deferred to future periods.  The Company disagreed with that conclusion, however, and believes that a portion of the revenue related to that contract can properly be recognized during the quarter ended June 30.  The Company’s position on this matter has been supported by its management, including its Chief Financial Officer, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) and an independent consultant retained by the Company who regularly assists the Company in preparing its financial reports.  Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSBG”), the independent registered public accounting firm referenced in part (b) of this Current Report, agrees with the Company’s position on this matter.

The Audit Committee and members of the Company’s management have discussed the subject matter of this disagreement with CCR’s audit partner for this engagement.  The Company has authorized CCR to respond fully to any inquiries of RMSBG concerning the subject matter of this disagreement.

The Company has requested that CCR provide it with a letter addressed to the Securities and Exchange Commission stating whether CCR agrees with the foregoing disclosures.  A copy of such letter, dated as of August 16, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           On August 11, 2010, the Company engaged RMSBG, a New Jersey-based firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ended

December 31, 2010.  The Company’s engagement of RMSBG was approved by the Audit Committee.

During the fiscal years ended December 31, 2009 and December 31, 2008, and through the date hereof, other than consultation with RMSBG regarding revenue recognition principles related to the software license arrangement referenced in part (a) of this Current Report, the Company did not consult with RMSBG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.  With respect to the license arrangement that was the subject of the disagreement described above in part (a), RMSBG has reviewed the relevant contract, held discussions with the Company’s management and the Audit Committee regarding the matter and has orally expressed to them its agreement with the Company’s position regarding the application of revenue recognition accounting principles to the subject transaction.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits:

16.1—Letter dated August 16, 2010 to the Securities and Exchange Commission from CCR LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.

Date: August 16, 2010

	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

16.1	Letter August 16, 2010 to the Securities and Exchange Commission from CCR LLP.